Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(5,274,740)
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,659,290
Dividend Income	181,007
Interest Income	135,314
ETF Transaction Fees	1,750
Total Income (Loss)	$3,702,621

Expenses
General Partner Management Fees	$58,444
Professional Fees	13,836
Brokerage Commissions	6,196
Directors' Fees and insurance	1,245
Total Expenses	$79,721
Net Income (Loss)	$3,622,900

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/25	$90,101,546
Additions (200,000 Shares)	5,779,342
Withdrawals ((50,000) Shares)	(1,442,747)
Net Income (Loss)	3,622,900

Net Asset Value End of Month	$98,061,041
Net Asset Value Per Share (3,150,000 Shares)	$31.13

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596